The consent solicitation period for Ridgewood Electric Power Trust IV was terminated as of the close of business on December 26, 2001. The consent forms were tabulated and the proposed amendments to the declaration of trust (the "Amendments") received affirmative votes of a majority of the outstanding investor shares (excluding the Managing Shareholder and its affiliates) and are therefore approved.